Exhibit 99.1

BioLife Solutions Announces Second Quarter 2019 Financial Results

●	Record quarterly revenue of $6.7 million, up 29% over the prior year
●	Updates 2019 financial guidance to reflect Astero and SAVSU contributions
●	Conference Call and Webcast Begin at 4:30 pm Eastern Time Today

BOTHELL, Wash. (August 8, 2019) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of best-in-class bioproduction tools for cell and gene therapies, today reported financial results and operational highlights for the three and six months ended June 30, 2019.

Revenue from biopreservation media and automated thaw product sales for the second quarter of 2019 reached a record of $6.7 million, an increase of 29% compared with the second quarter of 2018. For the first half of 2019 revenue totaled $12.5 million, representing an increase of 39% compared with the prior-year period. Product revenue growth for both periods was driven by sales of CryoStor® and HypoThermosol® biopreservation media and the recently acquired ThawSTAR® automated thaw products to the high-growth cell and gene therapy market.

Mike Rice, BioLife President & CEO, commented, “Throughout the second quarter, we demonstrated our ability to efficiently manage our business during a sustained period of rapid growth. Demand for our proprietary biopreservation media products continues to be strong from new and existing customers. During the quarter we received 14 new cross-reference requests for our FDA master files from cell and gene therapy companies who intend to use CryoStor and/or HypoThermosol in upcoming clinical trials. Based on these new requests, direct customer forecasts and anticipated demand from our worldwide network of distributors, we are optimistic about how the business will perform for the balance of 2019.

“We also realized strong initial demand for automated thaw products in our first full quarter following the acquisition of Astero Bio, with 39 new customer orders. Of note, most of these customers came from the cell and gene therapy segment. We look forward to a Q4 launch of a new ThawSTAR CB automated thaw product for large volume cell and gene therapies to be frozen in cryobags. With respect to SAVSU, we remain bullish on our ability to capture a significant share of the cell and gene therapy cold chain management market. Since January 2019, the evo system has been used in initial shipments by more than 50 cell and gene therapy companies. We look forward to integrating our sales and marketing activities and exhibiting our expanded product portfolio at 10 cell and gene therapy scientific conferences throughout the rest of the year.”

Second Quarter 2019 Revenue Highlights

Cell & Gene Therapy Market Segment

●	Total product revenue: $4.0 million; representing 59% of total revenue with 33% growth over the same period last year.

●

Shipped initial orders to 51 new biopreservation media customers and 39 new automated thaw products customers, most of which were cell and gene therapy companies in the regenerative medicine market segment.

●	Received 14 new cross-reference requests for our FDA master files for CryoStor and HypoThermosol.

Worldwide Distributor Network

●	Product revenue: $2.2 million; representing 33% of total revenue with 31% growth over the same period last year.

●	Key worldwide distributors include: STEMCELL Technologies, MilliporeSigma, Thermo Fisher and VWR.

Second Quarter and Six Month 2019 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP) to reflect acquisition-related activity. A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

Revenue

●	Total revenue for the second quarter of 2019 increased 29% to $6.7 million compared with $5.2 million for the second quarter of 2018.

●	Sales of ThawSTAR automated thaw products totaled $374,000 in the second quarter.

●	Total revenue for the six months ended June 30, 2019 increased 39% to $12.5 million compared with $9.0 million for the first six months of 2018.

Gross Margin

●

Gross margin (GAAP) for the second quarter of 2019 increased to 70.8% from 70.3% in the second quarter of 2018. Adjusted gross margin (non-GAAP) for the second quarter of 2019 increased to 72.3% from 70.3% in 2018.

●

Gross margin (GAAP) for the six months ended June 30, 2019 increased to 71.1% from 67.7% for the same period in 2018. Adjusted gross margin (non-GAAP) for the six months ended June 30, 2019 increased to 71.9% from 67.7% in 2018.

Operating Expenses

●

Operating expenses (GAAP) for the second quarter of 2019 were $3.8 million compared with $2.4 million for the second quarter of 2018. Adjusted operating expenses (non-GAAP) for the second quarter of 2019 were $3.7 million compared with $2.4 million in 2018.

●

Operating expenses (GAAP) for the six months ended June 30, 2019 were $7.5 million compared with $4.7 million for the same period in 2018. Adjusted operating expenses (non-GAAP) for the six months ended June 30, 2019 were $7.1 million compared with $4.7 million in 2018.

Operating Income

●

Operating income (GAAP) for the second quarter of 2019 was $919,000 compared with $1.3 million for the second quarter of 2018. Adjusted operating income (non-GAAP) for the second quarter of 2019 was $1.2 million compared with $1.3 million in 2018.

●

Operating income (GAAP) for the six months ended June 30, 2019 was $1.4 million compared with $1.4 million for the same period in 2018. Adjusted operating income (non-GAAP) for the six months ended June 30, 2019 was $1.9 million compared with $1.4 million in 2018.

Net Income Attributable to Common Stockholders

●

Net income attributable to common stockholders (GAAP) for the second quarter of 2019 was $838,000 compared with $1.0 million for the second quarter of 2018. Adjusted net income attributable to common stockholders (non-GAAP) for the second quarter of 2019 was $1.1 million compared with $1.0 million in 2018.

●

Net income attributable to common stockholders (GAAP) for the six months ended June 30, 2019 was $1.3 million compared with $943,000 for the same period in 2018. Adjusted net income attributable to common stockholders (non-GAAP) for the six months ended June 30, 2019 was $1.7 million compared with $943,000 in 2018.

Earnings per Share

●

Earnings per diluted share (GAAP) for the second quarter of 2019 were $0.03 compared with $0.05 for the second quarter of 2018. Adjusted earnings per diluted share (non-GAAP) for the second quarter of 2019 were $0.04 compared with $0.05 in 2018.

●

Earnings per diluted share (GAAP) for the six months ended June 30, 2019 were $0.05 compared with $0.05 for the same period in 2018. Adjusted earnings per diluted share (non-GAAP) for the six months ended June 30, 2019 were $0.07 compared with $0.05 in 2018.

EBITDA

●

EBITDA, a non-GAAP measurement, for the second quarter of 2019 was $917,000 compared with $1.2 million for the second quarter of 2018. Adjusted EBITDA for the second quarter of 2019 was $1.9 million compared with $1.7 million in 2018.

●

EBITDA, a non-GAAP measurement, for the six months ended June 30, 2019 was $1.3 million compared with $1.3 million for the same period in 2018. Adjusted EBITDA for the six months ended June 30, 2019 was $3.3 million compared with $2.3 million in 2018.

Cash

●

Cash and cash equivalents as of June 30, 2019 were $19.6 million compared with $30.7 million as of December 31, 2018. The decrease reflects $12.5 million in cash consideration paid in conjunction with the acquisition of Astero Bio Corporation, which closed in early April.

Roderick de Greef, BioLife Chief Financial Officer, remarked, “In addition to successfully integrating Astero’s operations during the second quarter, our financial results at all levels remained strong.”

2019 Financial Guidance

Management updated 2019 financial guidance to include contributions from Astero (beginning April 1) and SAVSU (beginning August 8), as follows:

●	Total revenue of $27.5 million to $30.5 million, representing growth of 39% to 55% over 2018.
●	Gross margin is expected to be in a range of 69% to 70% on a GAAP and non-GAAP basis, compared with 69% in 2018.
●

Operating expenses on a GAAP basis ranging from $18.5 to $19.5 million, up from previous guidance of $15.5 to $16.5 million as a result of acquisition costs, amortization of intangible assets and the addition of SAVSU related operating expenses. Adjusted operating expenses (non-GAAP) ranging from $17 to $18 million.

●	Full-year positive adjusted operating income, adjusted net income and adjusted EBITDA.

Conference Call & Webcast

The Company will host a conference call and live webcast at 4:30 p.m. ET this afternoon. To access the live webcast, please go to www.biolifesolutions.com/earnings/. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 1368786. A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy tools. Our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media are highly valued in the regenerative medicine, biobanking and drug discovery markets. These biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death. Our recently acquired ThawSTAR® family of automated cell thawing products and evo cold chain management system reduce therapeutic and economic risk for cell and gene therapy developers by reducing the potential of administering a non-viable dose. For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, anticipated business and operations, guidance for financial results in 2019, including achieving adjusted operating profit, adjusted net income, EBITDA, adjusted EBITDA and cash flow from operations, the potential utility of and market for our products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of products; uncertainty regarding third-party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income, adjusted net income, adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating results and guidance, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenue	$6,701	$5,178	$12,471	$8,993
Cost of product sales	1,958	1,537	3,606	2,901
Gross profit	4,743	3,641	8,865	6,092
Gross profit %	71%	70%	71%	68%

Operating expenses
Research and development	739	325	1,111	671
Sales and marketing	928	641	1,776	1,253
General and administrative	2,118	1,390	4,321	2,744
Acquisition costs	39	––	247	––
Total operating expenses	3,824	2,356	7,455	4,668

Operating income	919	1,285	1,410	1,424

Total other income (expenses)	(81)	(146)	(145	(281)
Net income	838	1,139	1,265	1,143
Income taxes	––	––	––	––
Net income after provision for taxes	838	1,139	1,265	1,143
Preferred stock dividends	––	(93)	––	(200)
Net income attributable to common shares	$838	$1,046	$1,265	$943

Basic net income (loss) per common share	$0.04	$0.07	$0.07	$0.06
Diluted net income (loss) per common share	$0.03	$0.05	$0.05	$0.05

Basic shares used to compute earnings per share	18,819	15,180	18,734	14,642
Diluted shares used to compute earnings per share	24,539	20,374	24,440	19,064

BIoLife Solutions, Inc. Unaudited Condensed Consolidated Balance Sheet Information (In thousands)
	June 30, 2019	December 31, 2018
Cash and cash equivalents	$19,617	$30,657
Accounts receivable, net	3,832	3,045
Inventories	5,306	3,509
Total current assets	29,139	37,564
Total assets	51,742	45,467

Total current liabilities	3,093	1,939
Total liabilities	5,476	2,319
Total Shareholders' equity	$46,266	$43,148

BIoLife Solutions, Inc. Unaudited Condensed Consolidated Statement of Cash Flows Information (In thousands)
	Six Month Period Ended June 30,
	2019	2018
Cash provided by operating activities	$1,079	$953
Cash (used) by investing activities	(12,705)	(1,061)
Cash provided by financing activities	586	7,611
Net increase (decrease) in cash and equivalents	$(11,040)	$7,503

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP GROSS PROFIT	$4,743	$3,641	$8,865	$6,092

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up charges	103	––	103	––

ADJUSTED GROSS PROFIT	$4,846	$3,641	$8,968	$6,092

ADJUSTED GROSS MARGIN	72%	70%	72%	68%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP OPERATNG EXPENSES	$3,824	$2,356	$7,455	$4,668

ADJUSTMENTS TO OPERATING EXPENSES:
Acquisition and integration costs	(39)	––	(247)	––
Intangible amortization	(104)	––	(104)	––

ADJUSTED OPERATING EXPENSES	$3,681	$2,356	$7,104	$4,668

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP (ADJUSTED) OPERATING INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP OPEARITNG INCOME	$919	$1,285	$1,410	$1,424

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up charges	103	––	103	––
Acquisition and integration costs	39	––	247	––
Intangible amortization	104	––	104	––

ADJUSTED OPERATING INCOME	$1,165	$1,285	$1,864	$1,424

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP

(ADJUSTED) NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP NET INCOME	$838	$1,046	$1,265	$943

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	103	––	103	––
Acquisition and integration costs	39	––	247	––
Intangible amortization	104	––	104	––

ADJUSTED NET INCOME	$1,084	$1,046	$1,719	$943

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER

DILUTED SHARE

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP NET INCOME PER SHARE - DILUTED	$0.03	$0.05	$0.05	$0.05

ADJUSTMENTS TO NET INCOME PER SHARE – DILUTED:
Inventory step-up charges	0.00	––	0.00	––
Acquisition and integration costs	0.00	––	0.01	––
Intangible amortization	0.01	––	0.01	––

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.04	$0.05	$0.07	$0.05

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
GAAP NET INCOME	$838	$1,139	$1,265	$1,143

ADJUSTMENTS:
Interest expense/(income), net	(135)	(31)	(304)	(39)
Depreciation	110	84	209	161
Amortization	104	––	104	––
EBITDA	$917	$1,192	$1,274	$1,265

OTHER ADJUSTMENTS:
Acquisition and integration costs	39	––	247	––
Inventory step-up charges	103	––	103	––
Share-based compensation (non-cash)	646	374	1,252	748
Loss from equity-method investment (SAVSU)	217	177	448	320

ADJUSTED EBITDA	$1,922	$1,743	$3,324	$2,333

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